                   PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


File by the Registrant  [XX]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement     [ ]   Confidential, for use of Commission
[X] Definitive Proxy Statement         Only (as Permitted by Rule 14a-6(e)(2)
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                         OZO DIVERSIFIED AUTOMATION, INC.
               ---------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

                             David J. Wolenski, President
                       ----------------------------------------
                      (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate Box:)

[ ] No fee required
[X] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies: NOT APPLICABLE
    (2) Aggregate number of securities to which transaction applies: NOT APPLICABLE
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:1 NOT APPLICABLE
    (4)  Proposed maximum aggregate value of transaction: $920,000
    (5)  Total fee paid:   $184

[XX] Fee paid previously with preliminary materials.
__________

1 Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    (1)  Amount Previously Paid:
    (2)  Form, Schedule or Registration Statement No.:
    (3)  Filing Party:
    (4)  Date Filed:

                        OZO DIVERSIFIED AUTOMATION, INC.
                        7450 EAST JEWELL AVENUE, SUITE A
                                DENVER, CO 80231

   -------------------------------------------------------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        To Be Held on March 1, 1999

   -------------------------------------------------------------------------

                                                            January 22, 1999

TO THE SHAREHOLDERS OF OZO DIVERSIFIED AUTOMATION, INC.:

     OZO Diversified Automation, Inc., a Colorado corporation, (the "Company") has entered into an agreement to sell substantially all of its assets to JOT Automation, Inc. as described in the proxy statement accompanying this notice. The Company entered into this agreement because it had been suffering cash flow difficulties on the relatively low-margin products it had been manufacturing, which has been exacerbated during 1998 by the Asian economic crisis. Although the Company's sales have improved during the last quarter of 1998, there can be no assurance that such improvement will continue. In addition, the Company has developed a prototype micro-robotic device to manipulate tissues on an extremely small scale which the Company has not been able to complete because of the need for its resources in its core business. The sale of that core business to the purchaser, if approved by the shareholders, will allow the Company to focus its efforts on the completion of the development of this prototype and, if completed (of which there can be no assurance), to offer the technology and equipment to bio-medical and bio-technical research organizations. If approved by the shareholders, the sale will take place on the third business day after the Special Meeting.

     The Company expects to use all of the proceeds of the transaction to repay existing indebtedness (including indebtedness owed to affiliates) and to complete the research and development necessary to complete the prototype micro-robotic device. Consequently shareholders will not receive any dividend from the Company as a result of this transaction. The ownership of the Company's common stock by shareholders will not be affected by the proposed transaction, the Company will continue to be subject to the reporting requirements of the Securities Exchange Act of 1934 following completion of the transaction, and the Company's common stock may continue to trade on the OTC Bulletin Board to the extent a market continues to exist. The Company has no control whether a market will continue to exist.

     If the transaction is not approved by the shareholders, the Company anticipates that its cash flow difficulties will continue in the near term, but believes that the Company will continue to survive as a going concern over the long term. Because the Company will be required to devote its resources to its core depaneling and routing business if the shareholders do not approve the sale of the assets to the purchaser as described in the proxy statement, the Company will likely not be able to devote the time and resources necessary to complete the development of its prototype micro-robotic device.

     The Special Meeting of the Shareholders of the Company will be held on Monday, March 1, 1999, at 10:30 a.m., at the Denver Hilton South, 7801
East Orchard Road, Englewood, Colorado 80111, to consider and take action on:

1. A proposal to approve the sale of substantially all of the assets of the Company and change the name of the Company to RMMR, Inc. to become effective at the time of the completion of the sale of assets.

2. A proposal to amend Article VI of the Company's Restated Articles of Incorporation, as amended, to reduce the vote required by shareholders to approve asset dispositions, mergers, consolidations or exchanges, and any other matter which would require an amendment to the Company's Restated Articles of Incorporation, as amended, from two-thirds to a majority.

3. A proposal to adopt a new Article IX to the Company's Restated Articles of Incorporation, as amended, to provide for the limitation of certain liabilities of the Company's directors to the Company and its shareholders as permitted under Section 7-108-402(1) of the Colorado Business Corporation Act.

4. Such other business as may properly come before the meeting, or any adjournments or postponements thereof.

     The discussion of the proposals set forth above is intended only as a summary, and is qualified in its entirety by the information contained in the accompanying Proxy Statement.

     Only holders of record of common stock at the close of business on December 31, 1998, will be entitled to notice of and to vote at this Special Meeting, and any postponements or adjournments thereof.

     SHAREHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON AND THE MANAGEMENT OF THE COMPANY HOPES THAT YOU WILL FIND IT CONVENIENT TO ATTEND.

     Shareholders, whether or not they expect to be present at the meeting, are requested to sign and date the enclosed proxy and return it promptly in the envelope enclosed for that purpose. Any person giving a proxy has the power to revoke it at any time by following the instructions provided in the Proxy Statement. Each proxy will be voted as directed by the shareholder granting the proxy; an indication to abstain from voting on any particular proposal will be treated as an abstention.

                                             By Order of the Board of Directors:
                                             David J. Wolenski, President

     PLEASE DATE, SIGN AND PROMPTLY RETURN YOUR PROXY SO THAT YOUR SHARES MAY BE VOTED IN ACCORDANCE WITH YOUR WISHES. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING.

                             YOUR VOTE IS IMPORTANT

                        OZO DIVERSIFIED AUTOMATION, INC.
                        7450 EAST JEWELL AVENUE, SUITE A
                                DENVER, CO 80231

                                PROXY STATEMENT
                      FOR SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON MARCH 1, 1999

                                                              January 22, 1998

     This Proxy Statement is being furnished to shareholders of OZO Diversified Automation, Inc. ("OZO" or the "Company") in connection with the solicitation of proxies by and on behalf of the Company's Board of Directors for use at the Special Meeting of shareholders of the Company (the "Special Meeting") and at any adjournments or postponements thereof. The Special Meeting will be held on Monday, March 1, 1999, at 10:30 a.m. local time, at the Denver Hilton South, 7801 East Orchard Road, Englewood, Colorado 80111. This Proxy Statement will be first mailed to the shareholders on or about January 29, 1999.

     This Proxy Statement relates to the approval of a number of matters as summarized in the notice which is attached to this Proxy Statement and described in more detail herein. The Company is also delivering with this proxy statement the following documents which are hereby incorporated herein: the Company's annual report on Form 10-KSB for the year ended December 31, 1997, and the Company's quarterly report on Form 10-QSB for the quarter ended September 30, 1998. The Company further incorporates by reference into this Proxy Statement its current reports on Form 8-K reporting events of November 4, 1998 and December 15, 1998, and all other reports filed since December 31, 1997, in accordance with Sections 13(a) or 15(d) of the Securities and Exchange Act of 1934, as amended.

                               VOTING SECURITIES

     Holders of record of the Company's common stock, par value $0.10 per share (the "Common Stock") at the close of business on December 31, 1998 (the "Record Date") will be entitled to vote on all matters. On the Record Date, the Company had 570,660 shares of Common Stock outstanding. The holders of shares of Common Stock are entitled to one vote per share. The Company's only class of voting securities is the Common Stock.

     One-third of the issued and outstanding shares of the Common Stock entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business at the Special Meeting. As described in more detail below, if there is a quorum present two-thirds of the outstanding shares must vote in favor of proposals 1 through 3 for their approval.

     Management may, in its discretion, seek an adjournment of the Special Meeting to a specific time and place if sufficient votes are not cast for the approval of proposals 1, 2, and 3, or any of them. Management may also recommend that the meeting be adjourned if a quorum is not present, although Management has not determined whether to do so. If Management moves for an adjournment to solicit additional votes, the proxy holder will vote all proxies it receives which have directed a vote FOR proposal 1 in favor of the adjournment for the purpose of soliciting additional votes; the proxy holder will vote all proxies received which voted against proposal 1 against any such adjournment; all proxies which direct an abstention with respect to the vote on proposal 1 will abstain from voting on any adjournment proposed for the purpose of soliciting additional votes.

     Abstentions will be treated as shares present or represented and entitled to vote for purposes of determining the presence of a quorum, but will not be considered as votes cast in determining whether a matter has been approved by the shareholders. Any shares a broker indicates on its proxy that it does not have the authority to vote on any particular matter because it has not received direction from the beneficial owner thereof will not be counted as voting on a particular matter. The officers and directors of the Company (holders of approximately 166,066 shares, 29% of the outstanding shares) have indicated their intention to vote FOR each of the three proposals. No other shareholder has indicated his or her intentions with respect to voting on any of the proposals.

     A shareholder who gives his proxy pursuant to this solicitation may revoke it at any time before it is voted either by giving notice of the revocation thereof to the Secretary of the Company, by filing another proxy with the Secretary or by attending the Special Meeting and voting in person. All properly executed and unrevoked proxies, if received in time, will be voted in accordance with the instructions of the beneficial owners contained thereon.

     The Company will bear the cost of the solicitation. In addition to solicitation by mail, the Company will request banks, brokers and other custodian nominees and fiduciaries to supply proxy materials to the beneficial owners of the Company's Common Stock for whom they hold shares and will reimburse them for their reasonable expenses in so doing.

                               DISSENTERS' RIGHTS

     The Colorado Business Corporation Act provides shareholders a right to dissent and obtain payment of the fair value of their shares from the Company under certain circumstances; provided, that, if the shareholder has a right to dissent, the shareholder strictly follows the statutory procedures for doing so to perfect his or her dissenters' rights. In connection with Proposal 1 contained in this Proxy Statement shareholders will have the right to dissent if the Company completes the proposed sale of assets. For a detailed description of these dissenters' rights and the statutory provisions governing them, see the section entitled "DISSENTERS' RIGHTS" appearing immediately after the description of Proposal 3.

               SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                                AND MANAGEMENT

     OZO has only one class of outstanding voting securities, its Common Stock. The following table sets forth information as of December 31, 1998 with respect to the ownership of the Common Stock for all directors, individually, all executive officers named in the compensation table, individually, all executive officers and directors as a group, and all beneficial owners of more than five percent of the Common Stock.

                                  Shares owned              Percent
Name of beneficial owner         beneficially (1)          of class
------------------------         ----------------          --------
David W. Orthman                       144,710 (2)            22%
7450 E. Jewell Ave., Suite A
Denver, CO 80231

David J. Wolenski                       81,000 (3)            12%
7450 E. Jewell Ave., Suite A
Denver, CO 80231

Scott E. Salpeter                       30,000 (4)             4%
Capitalink, L.C.
800 Douglas Road
La Puerta del Sol
Suite 245
Coral Gables, FL 33134

Alvin L. Katz                          101,606 (5)            15%
7450 E. Jewell Ave., Suite A
Denver, CO 80231

Brantley J. Halstead                    35,000 (6)             5%
7450 E. Jewell Ave., Suite A
Denver, CO 80231
                                   ---------------          -----

All officers and                       392,316                58%
directors as a                     (2)(3)(4)(5)(6)
group (5 persons)

Steven N. Bronson                      111,650 (7)            17%
16 E. 52nd Street, Suite 501
New York, NY 10006

James S. Cassel                         28,750 (8)             4%
Capitalink, L.C.
800 Douglas Road
La Puerta del Sol
Suite 245
Coral Gables, FL 33134

___________
(1) As used in this section, the term beneficial ownership with respect to a security is defined by Rule 13d-3 under the Securities Exchange Act of 1934 as consisting of sole or shared voting power (including the power to vote or direct the vote) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to the security through any contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, beneficial ownership is of record and consists of sole voting and investment power.

(2) Includes 79,090 shares held jointly with Mr. Orthman's spouse, 10,000 shares owned by Mr. Orthman's spouse, and 35,000 shares underlying stock options held by Mr. Orthman all of which are exercisable at $1.125 per share through June 24, 2002.

(3) Includes 35,000 shares underlying stock options exercisable at $1.125 per share through June 24, 2002.

(4) Includes 25,000 shares underlying stock options exercisable at $1.125 per share through June 24, 2002.

(5) Includes the following securities owned by Mr. Katz's spouse: 16,428 shares; 25,000 shares underlying warrants exercisable at $1.00 per share through April 1, 2001; and 3,750 shares underlying warrants exercisable at $0.75 per share through October 10, 2001. Also includes the following securities attributable to the 50% interest of Mr. and Mrs. Katz in a general partnership: 16,482 shares. Finally, this also includes 25,000 shares underlying stock options held by Mr. Katz exercisable at $1.125 per share through June 24, 2002.

(6) Includes 22,500 shares and options to acquire 25,000 shares exercisable at $1.25 per share through February 16, 2003. This includes options to acquire 12,500 shares that do not vest and are not exercisable until September 30, 1999.

(7) Includes 82,900 shares as well as: 25,000 shares underlying warrants exercisable at $1.00 per share through April 1, 2001; 3,750 shares underlying warrants exercisable at $0.75 per share through October 10, 2001; and 11,482 shares issuable upon conversion of promissory notes.

(8) Includes 25,000 shares underlying warrants exercisable at $1.00 per share through April 1, 2001; and 3,750 shares underlying warrants exercisable at $0.75 per share through October 10, 2001.

     The Company knows of no arrangement, the operation of which may, at a subsequent date, result in change in control of the Company.

                                  PROPOSAL 1
              SALE OF SUBSTANTIALLY ALL OF THE COMPANY'S ASSETS

     The Company has entered into an Asset Purchase Agreement (the "Agreement"), dated November 4, 1998 (and amended December 15, 1998), with JOT Automation, Inc. ("JOT Sub"), a wholly-owned Texas subsidiary of JOT Automation Group Oyj ("JOT Parent"), a Finnish corporation which has its common stock registered on the Helsinki Stock Exchange. JOT Sub is engaged in the business of production automation and robotics for use within the electronics industry. The Company proposes to sell to JOT Sub all of its assets relating to its routing and depaneling business in exchange for $920,000 and the assumption of the operating liabilities related to the Company's business assets (the "Transaction"). JOT Sub will acquire approximately 99% of the Company's total assets, which had generated 100% of the Company's revenues and was responsible for approximately 99% of its expenses. As the Company currently has a net loss through the first nine months of 1998, the net loss acquired by JOT Sub will be slightly less than reported as certain expenses will remain with the Company after the Transaction. Please refer to the pro forma financial statements which are attached hereto as Exhibit "C."

     JOT Sub will acquire all of the current assets of the Company, current operating liabilities, and the fixed assets used in the production of depaneling equipment. As of September 30, 1998, current assets totaled $509,984, current operating liabilities totaled $219,152, and fixed assets (net of accumulated depreciation) totaled $145,314. JOT Sub is also acquiring the rights to the OZO name and trademark, copyrighted software, and the Company's customer lists. Virtually all of the Company's employees will become JOT Sub employees, and the current production facility in Denver will continue to operate in much the same manner as it has before the Transaction.

     OZO (which will operate under a new name after the Transaction) will retain certain assets which include the net cash proceeds of the Transaction (see the pro forma schedule attached as Exhibit C) and a new technology currently under development. None of the Company's current products will be retained. Because the new technology represents a significant departure from the current product line, it is unlikely any of the Company's current customers would continue as customers after the new technology is commercially available.

     In addition, JOT Sub has agreed to license certain technologies back to the Company after the Transaction has been completed. This will allow the Company to continue to use copyrighted motion control and automation software in certain fields of use. These fields of use include, among other things, the manipulation of biological systems in order to accomplish a wide range of research, medical and commercial objectives. This is a fully paid, non-revocable, transferable, royalty-free license in perpetuity offered by JOT Sub to the Company.

     If the shareholders approve the Transaction and the Company completes the Transaction, shareholders will be entitled to dissenters' rights under Colorado law. See "Dissenters' Rights" below and the separate section entitled "DISSENTERS' RIGHTS" which appears immediately following the discussion of Proposal 3.

                       INFORMATION ABOUT THE TRANSACTION

MATERIAL TERMS OF THE AGREEMENT

     The Agreement provides for the Company to sell and JOT Sub to purchase substantially all of the Company's assets, including its routing and depaneling business in exchange for $920,000, assumption by JOT Sub of the operating liabilities of the business and JOT Sub's grant of a license to the Company for use of the technology being conveyed for certain specified purposes. The assets being sold by the Company include, without limitation, substantially all of the Company's intellectual property, the rights to the name "OZO Diversified Automation," machinery and equipment, inventory, accounts receivable, the office lease and all of its furniture and fixtures. The liabilities being assumed by JOT Sub include (i) all of the Company's accounts payable generated in the ordinary course of business that have been incurred prior to the closing of the Transaction and that will become due after the closing; (ii) obligations of the Company under the contracts being assigned and/or assumed by JOT Sub;
(iii) specified payroll obligations and employee vacation and sick leave pay;
(iv) specified domestic and international product warranties. JOT Sub is not assuming any other liabilities, whether accrued, absolute or contingent, including liabilities based on or arising out of or in connection with (a) any defects in products manufactured or sold by the Company, (b) any implied or express warranties relating to products manufactured or sold by the Company in excess of the accruals identified in clause (iv), above, or (c) any pension or other benefit liability relating to the Company's employees who may be hired by JOT Sub.

     If the Transaction is completed, the Company will be required to change its corporate name so as not to include the words "OZO Diversified Automation." A change in the Company's corporate name requires shareholder approval and, because the name is one of the assets being sold under the Agreement, if shareholders approve the Transaction, they also will be approving a change of the Company's name from "OZO Diversified Automation, Inc." to "RMMR, Inc."

     If the Transaction is completed, fourteen of the Company's fifteen full-time employees (as of December 21, 1998) including all but one of the Company's executive officers, will become employees of JOT Sub. Brantley Halstead, currently the Company's chief financial officer and a director, will be the only employee of the Company who will remain an employee of the Company following the completion of the Transaction. David Orthman (a director of the Company) and David Wolenski (president and a director of the Company) will provide services to the Company on a part-time basis during the Transition Period described below) and thereafter. Effective upon the closing of the Transaction, the Company will be required to release each of the employees hired by JOT Sub from all employment, non-compete and non-disclosure agreements related to their employment with the Company.

     The Agreement provides for a 90-day transition period (the "Transition Period") during which the Company's former employees hired by JOT Sub may provide certain transitional services to the Company for a specified hourly rate. During the transitional period, the Company will sublease office space from JOT Sub for $200 per month. After the Transitional Period, the Company will be required to relocate its offices.

     The Agreement contains representations and warranties and indemnification provisions by the parties which Management believes are standard in transactions of a similar nature. Completion of the Transaction is conditioned on, among other things, receipt of approval of the Company's shareholders, accuracy of the representations and warranties at the time of closing, performance and compliance with all covenants and conditions contained in the Agreement, receipt of opinions of legal counsel, satisfactory completion of due diligence by JOT Sub, and no adverse material change in the Company's business occurring between the date of the Agreement and the date of closing.

FINDER'S FEE

     OZO entered into an investment banking agreement in June 1998 with Catalyst Financial Corp. of Miami, Florida ("Catalyst"). The primary goal of this investment banking relationship was to obtain financial consulting services related to merger and acquisition activities and to assist the Company in its efforts to restructure and survive the economic downturn and anticipated losses identified by the Board in June 1998. Catalyst was specifically charged with, among other things, the responsibilities of" developing a financial summary of the company and its business; identifying, developing, and providing introductions to suitable acquisition candidates; assisting in the negotiations of terms and the structure of any transactions that came under review; and working closely with the Company and its other advisors to orchestrate a closing. It was the Company's intention to use Catalyst as its primary advisor in its efforts to facilitate its restructuring. The contract did not require that any monthly fee be paid to Catalyst, but it does require that a fee be paid in connection with the completion of the Transaction with JOT Sub.

     As stated in the contract, the amount of the fee was based on 5% of the total transaction consideration. For the purposes of calculating the fee, the transaction consideration equaled not only the cash to be paid by JOT Sub, but also the liabilities assumed. In December 1998, the parties mutually agreed to reduce the fee from 5% to 3.75%, which will result in a fee of approximately $40,000 (plus expenses incurred, on an accountable
basis) to be paid if the Transaction is completed.    Following the
completion or abandonment of the Transaction, the agreement will expire.

     At the time the Company entered into the agreement with Catalyst, Scott Salpeter, a director of the Company, was an employee and officer of Catalyst. Steve Bronson and James Cassel, two persons identified in the shareholder table above, were also affiliated with Catalyst. Subsequently Mr. Cassel and Mr. Bronson separated, and Mr. Cassel, with Mr. Salpeter, formed a new corporation known as Capitalink. Capitalink assumed the contract effective October 1, 1998. Mr. Salpeter abstained from the Board's vote with respect to the Capitalink agreement and the fee.

EMPLOYMENT AGREEMENTS

     In connection with the closing of the Transaction, David J. Wolenski, President, Chief Executive Officer and a director of the Company, and David
W. Orthman, Director of Research and Development, Secretary-Treasurer and a director of the Company will enter into three-year employment agreements with JOT Sub. Upon entering into these agreements, they will resign their positions as executive officers and employees of the Company. Mr. Wolenski will serve as President of a designated subsidiary of JOT Sub and Mr. Orthman will serve as Director of Research and Development of a designated subsidiary of JOT Sub. For his services as President of the designated subsidiary of JOT Sub, Mr. Wolenski will be paid a base salary of $75,000 per year, an annual bonus of up to $10,000 based on performance criteria, stock options and other standard employee benefits. Mr. Wolenski will be allowed to work for the Company on a part-time basis during the Transition Period and for up to eight hours per month thereafter. The Company will be obligated to reimburse JOT Sub $40 per hour for Mr. Wolenski's services while he is an employee of JOT Sub.

     For his services as Director of Research and Development of the designated subsidiary of JOT Sub, Mr. Orthman will be paid a base salary of $62,000 per year for services of four days per week to JOT Sub, bonuses as may be determined and granted by JOT Sub from time to time and other standard employee benefits. Mr. Orthman will continue to provide services to OZO for one day per week for approximately $1,000 per month compensation, which will be reimbursed to JOT Sub at $35.00 per hour. Except for their titles, duties and compensation, the employment contracts for Mr. Wolenski and Mr. Orthman will be substantially the same.

     The Company has entered into an employment agreement with Mr. Halstead for his services following the completion of the Transaction. The agreement provides that the Company will retain Mr. Halstead at a salary equal to $72,000 per year commencing on the completion of the Transaction, together with standard provision for vacation, continuing professional education, and appropriate insurance coverage and, in the discretion of the Board of Directors, bonuses. The employment agreement (for a term of three years) provides that Mr. Halstead will be president of the Company during that term.

     The Company has entered into no other employment agreement with any other person for periods up to or following the completion of the proposed Transaction. After the completion of the Transaction (of which there can be no assurance), Mr. Halstead will be the only full-time employee of the Company. During the Transition Period, Mr. Halstead will be considering hiring persons to complete the research and development of the prototype micro-robotic device, but no persons have been identified to date, and no offers have been made.

CONSULTING AGREEMENT

     In connection with the closing of the Transaction, the Company and Brantley J. Halstead, Chief Financial Officer and a director of the Company, will enter into a consulting agreement with JOT Sub to provide certain transition consulting services to JOT Sub during the Transition Period for an established rate of $35 per hour to be paid to the Company.

REASONS FOR THE PROPOSED SALE OF ASSETS AND CHANGES IN BUSINESS AFTER THE TRANSACTION

     The Company's Board of Directors has carefully reviewed and considered the Transaction and has unanimously determined that completion of the Transaction is in the best interests of the Company and its shareholders, based on a number of factors discussed in more detail below, including the book value of the Company's stock, the existing working capital deficit, earnings prospects of the Company in light of the Asian economic crisis, and changing conditions in the industry. The Board did not, however, seek or obtain a fairness opinion from any investment banker or other person with respect to the Transaction or any aspect of the Transaction.

     The Board of Directors based its unanimous decision on three principal factors: a significant amount of debt existing in the Company which was initially repayable on December 30, 1998, the profitability of the Company's core business of depaneling and routing having been materially affected by the Asian economic crisis coupled with significant changes in the industry, and the desire of the Company to enter into the related field of developing its prototype device for micro-manipulation in the bio-medical and bio-technical fields which is expected to work in conjunction with extremely powerful vision systems at extremely small tolerances.

     OUTSTANDING INDEBTEDNESS. The Company has a significant amount of indebtedness which was originally due in full on December 30, 1998, although approximately $130,000 has been extended until January 31, 1999 and an additional $75,000 has been extended until February 28, 1999. In part, the holders of the indebtedness agreed to extend the debt in reliance on the announcement made of the proposed Transaction. The debt (which will be repaid from the proceeds of the Transaction) can be described in detail as follows:

--------------------------------------------------------------------------------
     nature of indebtedness        amount due     original due      due date as
                                                      date           extended
--------------------------------------------------------------------------------
 Convertible Promissory Note*      $30,000         12/30/98          1/31/99
--------------------------------------------------------------------------------
 Convertible Promissory Note*      $20,000         12/30/98       not extended
--------------------------------------------------------------------------------
       Promissory Note*            $100,000        12/30/98          1/31/99
--------------------------------------------------------------------------------
       Promissory Note*            $20,000         12/30/98       not extended
--------------------------------------------------------------------------------
   Secured Promissory Note+        $75,000         12/30/98          2/28/99
--------------------------------------------------------------------------------
   Secured Promissory Note^        $11,715        on demand         on demand
--------------------------------------------------------------------------------
     Reimbursement Amount#         $18,147        on demand         on demand
--------------------------------------------------------------------------------

* Issued to investors on December 30, 1993. Holders of convertible promissory notes aggregating $70,000 converted their notes into common stock during November and December 1998. These amounts do not include interest through December 30, 1998, of approximately $5,400 which is payable on that date. On November 13, 1998, in an effort to reduce the Company's total indebtedness the Board of Directors authorized a reduction in the conversion price of outstanding convertible promissory notes from $1.14 per share to $.875, a price which was still in excess of the market price on November 13, 1998 as quoted by the OTC Bulletin Board. As a result each of the twelve $10,000 promissory notes became convertible into 11,428 shares as compared to 8,772 shares at the higher conversion price. One of the Company's directors, Alvin Katz, owns one convertible promissory note through his wife and two additional convertible promissory notes through a partnership in which Mr. Katz and his wife have a 50% interest. Subsequently both Mrs. Katz and the partnership converted their promissory notes to acquire shares of common stock at the lower price. Mr. Katz abstained on the vote in favor of reducing the conversion price, but benefitted by that decision.

+ This represents funds advanced by Alvin Katz, a director of the Company, after December 31, 1997 for working capital purposes, and does not include accrued interest of approximately $4,000 through December 30, 1998. Mr. Katz' loan to the Company was originally repayable on December 30, 1998, but was extended by Mr. Katz for no additional consideration until February 28, 1999. The loan is collateralized by a substantial portion of the Company's assets and bears interest at 10% per annum.

^ Throughout the course of 1997, David Wolenski loaned the Company a total of $304,000, for working capital purposes. This amount bore interest at 2% over prime, including approximately $300 due through December 31, 1998. As of December 31, 1997, the outstanding loan balance had been repaid in full. Subsequent to December 31, 1997, Mr. Wolenski loaned the Company an additional $213,200, for working capital purposes. This amount is repayable on demand, is collateralized by a substantial portion of the Company's assets, and bears interest at 2% over prime. As of the date of this proxy statement, $11,715 remains unpaid.

# This amount is intended to reimburse, on an accountable basis and without interest, David Orthman for expenses he has incurred on behalf of the Company.

     Mr. Wolenski and Mr. Katz, directors of the Company, have agreed to advance additional amounts to the Company solely for the purpose of repaying the principal of and interest on convertible promissory notes and the promissory notes when due if the Company does not have sufficient capital at the time the notes are payable. If these persons advance additional funds to the Company, they will be substituted for those creditors, although they have agreed to accept repayment of the amounts advanced after the Transaction is completed, but not later than February 28, 1999.

     ADVERSE IMPACTS TO COMPANY PROFITABILITY. Although the Company achieved profitability for seven of the eight quarters beginning in the fourth quarter of 1996 through the third quarter of 1998, its operations and profitability have been materially adversely affected by two significant factors which are beyond the Company's control: the Asian economic crisis which has significantly reduced orders for the Company's products from that region, and the industry moving away from single product purchases and toward the purchase of a total solution for their manufacturing needs. The Company's profitability achieved during 1997 could not be sustained due in large part to the significant economic downturn in Asia during the latter part of 1997 and substantially all of 1998. Management believes that had Asian orders for the Company's products not been adversely affected by the Asian regional economy (and in part by an adverse trend in economic conditions throughout the world), the Company may have been able to sustain the limited profitability achieved in 1997. Economic factors beyond the Company's control, however, placed the Company in a position where it was required to borrow working capital from certain of its directors (as described above), and it had to renegotiate the terms of outstanding indebtedness or generate cash through a sale of its depaneling and routing business.

     During 1998, Asian markets have weakened significantly, resulting in a substantial decrease in the Company's sales and revenues. During 1996, approximately 31% of the

Company's total sales ($675,000) derived from sales to customers in Asia and the Pacific Rim; this reduced to approximately 14% of the Company's total sales during 1997 ($402,000) and only 4% ($50,000) during the first three quarters of 1998. The Company's routing and depaneling business yields low gross margins. Management cannot predict a timetable for a recovery of the Asian markets and believes that weak economic conditions have persisted in Asian markets for the remainder of 1998 and are likely to continue well into 1999.

     Asia had been the Company's principal market for the routing and
depaneling machines it manufactured.   As a result of the Asian crisis and as
a further result of the maturing electronics assembly industry, buyers of circuit board assembly equipment are now demanding their equipment vendors provide a complete automation solution, not just a single machine which has
been OZO's market niche.   OZO does not have the resources to be able to
provide a complete automation solution.

     JOT Sub, on the other hand, makes a full line of circuit board assembly equipment including a basic depaneling cell that is sold in Europe. OZO fills a niche for JOT Sub by providing JOT Sub with a better depaneling and routing machine for its circuit board assembly process. To date, JOT has not developed a bench-top or a stand-alone depaneling machine.

     ENTRY INTO NEW LINE OF BUSINESS WITH RELATED TECHNOLOGY.   Finally, the
Company believes that it has an opportunity to complete the research and development necessary for the creation of a prototype device for micro-manipulation in the bio-medical and bio-technical fields which is expected to work in conjunction with extremely powerful vision systems at extremely small tolerances. This is a new line of business for the Company, but the Company will be using its existing technology (which it is selling to JOT Sub as a part of the Transaction and is subject to the license back from JOT Sub as described herein). That technology provides for the manipulation of cutting devices within extremely small tolerances for the purpose of depaneling circuit boards. The existing technology is capable of repeating these cuts an unlimited number of times through robotics, simply by programming the Company's cutting devices properly with its motion control software.

     The Company has developed a prototype device that works in conjunction with an extremely powerful vision system (that could include a microscope or monitor) with the ability to manipulate a micro-tool at tolerances which are substantially less (by a factor of ten) than the Company's current equipment. The existing prototype device is developed only on a single axis - by which the tool can touch the tissue being examined in a single spot, retract, and then return to the same spot, demonstrating the repeatability and accuracy of motions at extremely small tolerance levels. Following the Transaction, with the funds made available thereby, the Company will hire employees to continue the research and development to add the additional axes and to reduce tolerances.

     The Company expects to use the licensed technology and the technology included in the patent application the Company is retaining to develop this prototype over the six to nine months following the Transition Period. The Company is unable to develop this device in its current financial situation, but the completion of the Transaction will provide the Company with sufficient funds to continue this work for a period of at least twelve months. (See "Use of Estimated Net Proceeds," below.)

     At this time the Company is not aware of any competitors with similar technology. A patent application has been filed for the purpose of protecting certain aspects of the Company's technology. The License Agreement with JOT Sub also gives the Company certain exclusive rights with respect to the technology in this field.

     Because of limited resources available to the Company, it has not been able to complete a more detailed analysis of the market and potential competition and competitors. Based on industry literature and other information widely available, however, management believes that the potential market for the prototype device, when and if completed, is quite large if the prototype device performs in the manner expected (of which there can be no assurance). Even if the Company is successful in completing the prototype device, the Company will not have the capital necessary to commence production of the device in any significant quantities. The Company had not made any arrangements for additional capital if the prototype device is successful, and there can be no assurance that additional capital will be available when needed.

     Furthermore, there can be no assurance that the Company will succeed in developing a micro-manipulation device with the necessary degree of accuracy within the budget provided by the completion of the Transaction. If the Company is not able to do so, then it probably will not have sufficient capital available to complete the micro-manipulation device or to pursue any other line of business, and there can be no assurance that the Company would be able to obtain any additional funding. In such a case, it is likely that the Company would have to cease business operations, and shareholders may not receive any return on their investment.

CHANGES IN MANAGEMENT AFTER THE TRANSACTION CLOSING

     Following the closing of the Transaction, Mr. Wolenski and Mr. Orthman will resign as executive officers to become employees and executive officers of JOT Sub. They will continue to serve on the board of directors of the Company. During and after the Transition Period (and as described in more detail above), Mr. Wolenski will provide the Company transitional management services at a specified hourly rate to the Company. The Company will pay this consulting fee to JOT Sub to reimburse it for employment expenses it incurs in providing the services of Mr. Wolenski to the Company. Also as described above, Mr. Orthman will continue to provide services to the Company in addition to his duties to JOT Sub as permitted in his employment agreement with JOT Sub.

     The Board of Directors has elected Brantley J. Halstead as President, Chief Executive Officer, Treasurer and Chief Financial Officer of the Company effective upon the completion of the Transaction. Mr. Halstead has served as the Company's Chief Financial Officer since February 1998. From September 1997 until February 1998, he served as the Company's Controller. Mr. Halstead has extensive experience in management consulting, focusing primarily on the application of information technology to facilitate business process re-engineering.

USE OF ESTIMATED NET PROCEEDS

     The purchase price to be received from JOT Sub as a result of the Transaction will be $920,000. Pursuant to an amendment to the Asset Purchase Agreement, the Company has agreed to reimburse JOT Sub for expenses paid by the Company which are related to the assets being retained by the Company after the Transaction or which are related to the indebtedness described above. The following table sets forth the anticipated use of the full $920,000 to be received by the Company:

                  ------------------------------------
                  Purchase Price              $920,000
                  ------------------------------------
                  Indebtedness payable        $274,862
                  (see table, above)
                  ------------------------------------
                  Sales and use taxes          $20,000
                  (estimate)
                  ------------------------------------
                  Finder's fee                 $40,000
                  (Catalyst)
                  ------------------------------------
                  Net proceeds remaining      $585,138
                  (estimated)
                  ------------------------------------

     As a result of the foregoing, the remaining net proceeds of the Transaction will be approximately $585,000 (the "post-Transaction net proceeds"). (See the "Pro Forma Financial Statements" included as Exhibit "C" to this proxy statement.) The Company expects to pay the costs of the Transaction out of their corporate funds in the ordinary course of business and, therefore, these expenditures will not reduce the post-Transaction net proceeds.

     The Company believes that the post-Transaction net proceeds will enable the Company to continue its research and development activities in developing the prototype device, and in pursuing the patent application for the proposed device. Generally the Company anticipates that the net proceeds expected to be made available by the completion of the Transaction will be expended over the following twelve to fifteen months as follows. In all cases, the amounts are estimated and are subject to change based on the needs of the Company, as they develop over time during and after the Transition Period.

                     -----------------------------------
                     Salaries (1)               $300,000
                     -----------------------------------
                     Rent and Leasehold          $90,000
                     -----------------------------------
                     Improvements (2)
                     -----------------------------------
                     Consulting fees (3)         $40,000
                     -----------------------------------
                     Materials and Supplies     $100,000
                     -----------------------------------
                     Miscellaneous (4)           $55,000
                     -----------------------------------

(1) Including officers' salaries and fringe benefits. This also includes salaries for software, mechanical and electrical engineers necessary to complete the development, design, and construction, and testing of the Company's prototype device.

(2) After the completion of the Transaction, the Company will move to new facilities in the Denver, Colorado area.

(3)  Including consulting fee of $12,000 to be payable to David Orthman.

(4)  Including legal, accounting and working capital.

     The net proceeds to be made available by the completion of the Transaction are expected to be sufficient to allow the Company to complete the development of a functional prototype (although there can be no assurance that these efforts will be successful). If successful, the Company will also identify estimated manufacturing and production costs for the prototype device. At that time, the Company will not have sufficient capital to produce or market the prototype device, and will either begin an effort to raise additional capital and build and distribute the technology internally, or seek out a business partner with that expertise. There can be no assurance, however, that the Company will be able to achieve any of these goals.

     AS NOTED, THE FUTURE CONDUCT OF THE BUSINESS OF THE COMPANY AND ITS RESPONSE TO ISSUES RAISED BY THIRD PARTIES ARE DEPENDENT UPON A NUMBER OF FACTORS, AND THERE CAN BE NO ASSURANCE THAT THE COMPANY WILL BE ABLE TO CONDUCT ITS OPERATIONS OR COMPLETE THE PROTOTYPE MICRO-MANIPULATION DEVICE AS CONTEMPLATED. CERTAIN STATEMENTS CONTAINED IN THIS REPORT USING THE TERMS "MAY," "EXPECTS TO," AND OTHER TERMS DENOTING FUTURE POSSIBILITIES, ARE FORWARD-LOOKING STATEMENTS. THE ACCURACY OF THESE STATEMENTS CANNOT BE GUARANTEED AS THEY ARE SUBJECT TO A VARIETY OF RISKS WHICH ARE BEYOND THE COMPANY'S ABILITY TO PREDICT OR CONTROL AND WHICH MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THE PROJECTIONS OR ESTIMATES CONTAINED HEREIN. THESE RISKS INCLUDE, BUT ARE NOT LIMITED TO, THE RISKS DESCRIBED ABOVE, AND THE OTHER RISKS ASSOCIATED WITH START-UP OPERATIONS IN COMPANIES DEPENDENT ON THE DEVELOPMENT OF NEW TECHNOLOGY, AND THE OPERATIONS OF A COMPANY WITH NO HISTORICAL PROFITABILITY AND LITTLE PROBABILITY OF OBTAINING ADDITIONAL FINANCING BEYOND THE CAPITAL AVAILABLE. IT IS IMPORTANT THAT EACH PERSON REVIEWING THIS PROXY STATEMENT UNDERSTANDS THE SIGNIFICANT RISKS ATTENDANT TO THE OPERATIONS OF THE COMPANY. THE COMPANY DISCLAIMS ANY OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENT MADE HEREIN EXCEPT TO THE EXTENT REQUIRED TO DO SO IN FURTHER REPORTS TO BE FILED PURSUANT TO THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

MATERIAL CHANGES IN SHAREHOLDER RIGHTS AFTER THE TRANSACTION

     The Company plans to continue operations but change the nature of its business after the Transaction as described in the foregoing section entitled "Changes in the Business of the Company after the Transaction."
Consequently, the rights of the Company's shareholders after the Transaction will not differ materially from their rights before the sale of assets.

     The shareholders will have an investment in a company with no historical earnings, however. As described herein, the assets which have generated the revenues which have been reflected on the Company's financial statements will be considered to be "discontinued operations." Furthermore, it is not likely that the Company will be able to generate any revenues or earnings until after the prototype device discussed above has been completed and accepted by the market and, therefore, sales have commenced. Although the Company believes that it will be able to complete the development of the prototype device by using the post-Transaction net proceeds to be received from JOT Sub, there can be no assurance that it will be able to do so.

ACCOUNTING TREATMENT AND FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION

     The Transaction will be accounted for as a sale and the Company will recognize gain on the sale of its assets to the extent the portion of the purchase price allocated to such assets exceeds the Company's basis in the assets. Any gain will be offset by the Company's operating loss carry-forwards. Management does not expect that the Company will be liable for any state or federal income taxes.

PRO FORMA FINANCIAL INFORMATION

     Pro forma financial statements, including balance sheets at December 31, 1997 and September 30, 1998 and statements of operations for the year ended December 31, 1997 and the nine months ended September 30, 1998 have been prepared to reflect the Transaction as if it occurred on January 1, 1998. These pro forma financial statements are included as Exhibit C to this Proxy Statement.

REGULATORY REQUIREMENTS

     No federal or state regulatory requirements must be met or approval obtained in connection with the Company's proposed sale of assets.

NO PREVIOUS RELATIONSHIP WITH JOT SUB OR JOT PARENT

     Prior to this proposed transaction, none of the Company, its directors, officers or affiliates has had any material contracts, arrangements, understandings, relationships, negotiations or transactions with JOT Sub or JOT Parent.

MARKET INFORMATION

     On October 5, 1998, the day immediately preceding the Company's public announcement of the proposed sale of assets, the range of the bid and asked prices of the Company's common stock as quoted on the OTC Bulletin Board was $1.125 (high) to $0.5625 (low). On that date, the Company's common stock closed at $0.844.

DISSENTERS' RIGHTS

     Article 113 of the Colorado Business Corporation Act provides a procedure by which shareholders who were record holders of Common Stock immediately prior to the effectiveness of the sale of assets may be entitled to an appraisal of the fair value of their shares, exclusive of any element of value arising from the expectation or accomplishment of the sale of assets, together with a fair rate of interest, if any, to be paid thereon. Any shareholder who wishes to exercise this right to an appraisal must do so by making written demand to the Company. The written demand must be received by the Company before voting on the proposal for the sale of assets. Shareholders desiring to exercise their dissenters' rights must strictly follow the procedures set forth in Article 113 of the Colorado Business Corporation Act.

     For more detailed information about dissenters' rights which will be available to shareholders in connection with the proposed sale of assets if the sale is approved and completed, see the section entitled "DISSENTERS' RIGHTS" which appears immediately following the discussion of Proposal 3.

                                   PROPOSAL 2
                 TO REDUCE THE SHAREHOLDER VOTING REQUIREMENTS

     The Board of Directors has approved and recommends that the shareholders approve the following amendment to the Company's Restated Articles of
Incorporation, as amended.   The amendment proposed would  reduce the voting
requirement for shareholder approval of asset dispositions, mergers, consolidations or exchanges, or any other matter which would require an amendment to the Company's Restated Articles of Incorporation, as amended, from two-thirds to a majority. The following discussion is qualified in its entirety by the text of the Article VI as it is proposed to be amended is included as Exhibit A to this Proxy Statement. If approved, the amendment would become effective upon the filing of an Amendment to the Company's Restated Articles of Incorporation, as amended, with the Secretary of State of Colorado.

     The proposed amendment to Article IV of the Company's Restated Articles of Incorporation, as amended, will reduce the affirmative shareholder vote necessary to approve certain transactions, such as mergers, major acquisitions or sales of all or substantially all the Company's assets, or any other matter which would require an amendment to the Company's Restated Articles of Incorporation. Under the Company's Restated Articles of Incorporation, as amended to date, the affirmative vote of two-thirds of the issued and outstanding Common Stock is required to approve such transactions, either as expressly provided by the language contained therein or the lack of a provision contained therein. The Colorado Business Corporation Act was amended effective July 1, 1994, to provide that no action taken by a corporation requires more than a majority vote of the shares entitled to vote unless otherwise provided in the corporation's articles of incorporation, or unless the corporation was formed before July 1, 1994 and its articles of incorporation do not contain a provision reducing the voting requirement from two-thirds to not less than a majority.

     Due to the dispersion of the Company's shareholders, it may be difficult for the Company to locate and obtain the vote of two-thirds of the outstanding shares. As noted in this proxy statement, the Company requires the vote of two-thirds of the outstanding shares for the approval of each of the proposals to be presented to the shareholders; management and the board of directors who have indicated their intention to vote for each of the proposals constitute only approximately 29% of the outstanding shares.
Because the Company believes that the approval of the proposals is so important to the Company, officers of the Company will contact other significant shareholders after the proxy statement is made to assist them in making their voting decision. This assistance will be limited in accordance with the requirements of the Securities and Exchange Commission's proxy rules. Because of the two-thirds voting requirement, however, there can be no assurance that the Company, even with the assistance to be provided by its officers, will be able to generate sufficient vote to approve any of the proposals.

     The Board of Directors believes that it is in the best interests of the Company to reduce the voting requirement from two-thirds to a majority of the shares entitled to vote in order to conform with the recent amendments to the Colorado Business Corporation Act, so that a minority of the Company's shareholders will not be able to thwart the will of the majority.

     Other than as described elsewhere in this Proxy Statement, the Board of Directors has no present or contemplated plans to enter into any transactions that would require approval of the Company's shareholders.

VOTE REQUIRED AND RECOMMENDATION

     Approval of this Proposal 2 for the Company to amend its Restated Articles of Incorporation to reduce the shareholder voting requirements requires the affirmative vote of two-thirds of the outstanding shares of the Company's Common Stock. THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL TO AMEND THE COMPANY'S RESTATED ARTICLES OF INCORPORATION, AS AMENDED, TO REDUCE THE SHAREHOLDER VOTING REQUIREMENTS. Unless otherwise specified, the enclosed proxy will be voted "FOR" the approval of this Proposal 2.

                                  PROPOSAL 3
       TO PROVIDE FOR THE LIMITATION OF CERTAIN LIABILITIES OF THE
         COMPANY'S DIRECTORS TO THE COMPANY AND ITS SHAREHOLDERS

     The Board of Directors has approved an amendment to the Company's Restated Articles of Incorporation, as amended, to add a new Article IX which would limit certain liabilities of the Company's directors to the Company and its shareholders as permitted under Section 7-108-402(1) of the Colorado Business Corporation Act. The following discussion is qualified in its entirety by the text of the proposed Article IX attached hereto as Exhibit B. If approved, the amendment would become effective upon the filing of an Amendment to the Company's Restated Articles of Incorporation, as amended, with the Secretary of State of Colorado. The amendment, if approved, will incorporate any future changes in Colorado law further limiting or eliminating personal liability of directors.

     Proposed Article IX of the Restated Articles will limit the personal liability of the Company's directors for monetary damages for certain breaches of the fiduciary duty of care as permitted under Section 7-108-402(1) of the Colorado Business Corporation Act. The Colorado Business Corporation Act permits a Colorado corporation to limit or eliminate the personal monetary liability of its directors to the corporation or its shareholders by reason of their breach of the fiduciary duty of care as directors, including liability for negligence, and gross negligence, by including a provision to this effect in its Articles of Incorporation. This provision of the Colorado Business Corporation Act was enacted after the Company's inception.

     Proposed Article IX of the Restated Articles would NOT permit any limitation upon the liability of a director for: (i) any breach of his or her duty of loyalty to the Company and its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) assenting to an unlawful distribution made in violation of section 7-106-401 of the Colorado Business Corporation Act or the Articles of Incorporation, or (iv) any transaction from which he or she directly or indirectly derived an improper personal benefit. Accordingly, the provisions limiting or eliminating the potential monetary liability of directors permitted by the Colorado Business Corporation Act apply only to the "duty of care" of directors. The provision is not retroactive to limit liability for acts or omissions which occurred prior to the date of its adoption by Company's shareholders.

     In performing their duties, the Company's directors are scrutinized under the "business judgment rule" which stipulates the fiduciary duties of care and loyalty imposed upon directors. Under the business judgment rule, a director is required to perform his or her duties as a director in good faith, in a manner he or she reasonably believes to be in the best interests of the corporation, and with such care as an ordinarily prudent person in a like position would use under similar circumstances.

     The "duty of care" requires that each director act in a manner which, after a reasonable investigation, he or she believes in good faith to be in the best interests of the Company and all of its shareholders and requires that each director, in the performance of his or her corporate responsibilities, exercise the care that an ordinary prudent person would exercise under similar circumstances. The "duty of loyalty" prohibits faithlessness and self-dealing by directors and prohibits directors from using their corporate position to make a personal profit or gain other personal advantage.

     In recent years, litigation seeking to impose liability on directors and officers of publicly-held corporations for violations of the duty of care has become commonplace. To avoid liability, the director is required to show that he conducted himself in strict compliance with the duty of care as set forth in the business judgment rule. In practice, the application of this duty varies widely among the courts, leaving directors with little guidance and certainty as to what constitutes adequate care under a given set of circumstances. Compounding this uncertainty, in several decisions, courts imposed a clairvoyant duty upon directors, despite the fact that the actions of the directors in exercising reasonable care are supposed to be judged as of the time and under the circumstances existing at the time the decision was made.

     This type of litigation is expensive to defend, with costs frequently amounting to hundreds of thousands, and sometimes millions of dollars. In many cases, costs of defense exceed the means of individual defendants, even if ultimately they are vindicated on the issue of individual liability or wrongdoing. In addition, in view of the costs and uncertainties of litigation, it is often prudent to settle such claims. While settlements frequently are for only a fraction of the amount claimed, the settlement amount may well exceed the financial resources of individual defendants. In summary, without the benefit of protective measures such as indemnification and limitation of liability as permitted under the Colorado Business Corporation Act, exposure to the costs and risks of claims of personal liability for corporate directors may exceed any benefit to them of serving as a director of a public corporation.

     The risks of personal liability for directors has traditionally been mitigated through directors' and officers' liability insurance ("D&O Insurance"). Changes in the market for D&O Insurance over time has resulted in meaningful coverage becoming unavailable for directors and officers of many corporations. Insurance carriers have in certain cases declined to renew existing directors' and officers' liability policies, or have increased premiums, thereby making the cost of obtaining such insurance prohibitive. Moreover, policies often exclude coverage for areas where the service of qualified independent directors is most needed and beneficial to the Company. For example, many policies do not cover liabilities or expenses arising from directors' and officers' activities in response to attempted takeovers of a corporation.

     In response to the above developments regarding litigation against directors and the general unavailability of meaningful D&O Insurance, in 1987 the Colorado legislature adopted Section 7-108-402 of the Colorado Business Corporation Act which permits a corporation to limit or eliminate the personal monetary liability of a director for certain breaches of the duty of care. Effectively, the limitation acts as a substitute for, or a supplement to, D&O Insurance coverage.

     In the opinion of the Board of Directors, inclusion of a provision for limitation of liability will best position the Company to attract and retain qualified candidates to serve as its directors. Although the Company has not experienced difficulty finding qualified candidates to serve on its Board of Directors to date, it believes that it may experience difficulty in the future if protective measures are not taken.

     This provision would prevent the Company and its shareholders, but not third parties, from bringing actions for monetary damages based upon a director's negligent or grossly negligent business decisions, including those related to attempts to change control of the Company, to the benefit of the Board and at the expense of the shareholders. Thus, if the proposal to add a provision to limit the monetary liability of directors is approved, the Company or a shareholder will be able to prosecute an action against a director for monetary damages for breach of fiduciary duty only if it can be shown that such damages have been caused by a breach of the duty of loyalty, a failure to act in good faith, intentional misconduct, a knowing violation of law, a direct or indirect improper personal benefit, or an illegal distribution. It would not limit or eliminate the right of the Company or any shareholder to seek an injunction or any other non-monetary relief if a director breaches his or her duty of care. Although equitable remedies remain available, they may be inadequate as a practical matter.

     The provision for the limitation of liability proposed to be included in the Restated Articles is intended to be effective only against actions by the Company and its shareholders. Third party plaintiffs, such as creditors, will not be prevented from recovering damages on the basis of the provision. In addition, the provision would apply only to claims against a director arising out of his or her status as a director and would not apply to claims arising from his status as an officer or his or her status in any other capacity; nor would it apply to a director's responsibilities under any other law, such as the federal securities laws. If this proposed provision is approved, changes in Colorado law further limiting or eliminating personal liability of directors automatically will be applicable without further shareholder approval.

     Neither the Board of Directors nor any of its members have experienced any recent litigation which would have been affected by the above provision had it been in effect previously. The proposal to include this provision in the Restated Articles is not the result of any pending or threatened litigation against any member of the Company's Board of Directors.

VOTE REQUIRED AND RECOMMENDATION

     Approval of this Proposal 3 for the Company to amend its Restated Articles of Incorporation to provide for the limitation of certain liabilities of the Company's directors to the Company and its shareholders as permitted under Section 7-108-402(1) requires the affirmative vote of two-thirds of the outstanding shares of the Company's Common Stock.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT SHAREHOLDERS VOTE FOR THIS PROPOSAL TO AMEND THE COMPANY'S RESTATED ARTICLES OF INCORPORATION, AS AMENDED. It should be noted that the directors of the Company face a potential conflict of interest in recommending to the shareholders an amendment which would relieve them of future liability to the shareholders or to the Company. However, the Board of Directors recommends approval of this amendment because it believes the provision for limitation of monetary liability of directors for certain acts, as permitted under the Colorado Business Corporation Act, will encourage capable individuals to continue to serve as, and become directors of, the Company and that adoption of the amendment is in the best interests of the Company. Unless otherwise specified, the enclosed proxy will be voted "FOR" the approval of this Proposal 3.

                               DISSENTERS' RIGHTS

     To the extent shareholders may be entitled under Colorado law to dissent from the Transaction described in Proposal 1 and obtain payment of the fair value of their shares from the Company, they must strictly comply with the provisions of Article 113 of the Colorado Business Corporation Act (the "Dissenters' Rights Statute"). A copy of the Dissenters' Rights Statute is included in this Proxy Statement as Exhibit D. The following summary of the procedures for complying with the Dissenters' Rights Statute is qualified in its entirety by the actual provisions of the Dissenters' Rights Statute.

- Any shareholder of record on December 31, 1998, wishing to dissent from the Transaction must give the Company written notice of his intention to dissent from the Transaction. Persons holding shares of common stock in street name (through a broker, dealer, or other intermediary) must exercise their right to dissent through that intermediary.

- The Company must receive the shareholder's notice before the vote is taken on Proposal no. 1 at the Special Meeting.

- The shareholder must not vote for proposal no. 1 either by proxy or in person at the meeting.

- If Proposal no. 1 is approved, the Company will send an additional notice to the shareholders to provide notice of their intention to dissent and who did not vote for Proposal no. 1. This additional notice will supply a form for each shareholder to demand payment for his or her shares and will include additional information. The additional notice will also establish a time limit for the shareholder response. Shareholders holding stock certificates representing their shares of the Company's common stock will have to deposit their certificates with the Company.

- Following the timely receipt of the demands for payment from all shareholders entitled to dissent the Company will pay each dissenting shareholder the "fair value" of his or her shares of the Company's common stock. The Board of Directors has not yet determined 'fair value,' but will determine fair value based on a number of objective and subjective factors including (without limitation):

- The Company's negative net worth and working capital deficit at the time of the announcement of the Transaction;

     - Market value of the Company's common stock at the time of the announcement of the Transaction;
     - The Company's historical operating losses and the prospects for profitability without being able to complete the Transaction; and
     - Other factors the Board deems relevant to the determination of "fair value."

- If the Company fails to make payment to the dissenting shareholder within 60 days after the completion of the Transaction, or if the dissenting shareholder is dissatisfied with the Company's payment, the dissenting shareholder may make demand on the Company for additional payment and file litigation in the District Court in and for the City and County of Denver, Colorado.

- The court proceeding will be conducted as described in the statute. Among other things, the court may assess costs against either the Company or the dissenting shareholder as the court may determine to be equitable.

                             INDEPENDENT AUDITORS

     The independent accounting firm of Wheeler Wasoff, P.C. audited the Company's financial statements for the years ended December 31, 1997 and 1996. This firm has been selected by the Board of Directors to audit the financial statements of the Company for the year ending December 31, 1998. A representative of Wheeler Wasoff, P.C. is not expected to be present at the Special Meeting.

                          PROPOSALS FROM SHAREHOLDERS

     The Special Meeting is not an annual meeting of shareholders of the Company inasmuch as directors will not be elected at the Special Meeting. The Company has not held an annual meeting of its shareholders for a significant period of time. The Company does expect to hold an annual meeting of its shareholders in December 1999. Proposals from shareholders intended to be present at the next annual meeting of shareholders should be addressed to the Company, Attention: Corporate Secretary, 7450 East Jewell Avenue, Suite A, Denver, Colorado 80231, and must be received by the Company by July 26, 1999. If they are not received by that date, they will be considered to be untimely. Upon receipt of any such proposal, the Company shall determine whether or not to include any such proposal in the Proxy Statement and proxy in accordance with applicable law. It is suggested that such proposals be forwarded by Certified Mail-Return Receipt Requested.

                         ANNUAL REPORT TO SHAREHOLDERS

     This proxy statement is being accompanied by the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997 and its Quarterly Report on Form 10-QSB for the period ended September 30, 1998. The 1997 Annual Report includes the audited financial statements for the Company.

                                 OTHER MATTERS

     Management does not know of any other matters to be brought before the meeting. Should any other matter requiring a vote of shareholders arise at the meeting, the persons named in the proxy will vote the proxies in accordance with their best judgment.


                                  By Order of the Board of Directors:

                                  OZO DIVERSIFIED AUTOMATION, INC.

                                  David J. Wolenski, President

                                   EXHIBIT A
                  TEXT OF ARTICLE VI AS PROPOSED TO BE AMENDED

ARTICLE VI

SHAREHOLDER VOTING

     Section 1. QUORUM. A quorum for the transaction of business at a duly called meeting of shareholders shall consist of not less than one-third of the shares entitled to vote at the meeting.

     Section 2. NO CUMULATIVE VOTING. Cumulative voting shall not be permitted in the election of directors.

     Section 3. GENERAL. Elections of directors shall be conducted by a plurality vote at a duly held meeting at which a quorum is present. Whenever the shareholders must approve any matter, the affirmative vote of a majority of the shares entitled to vote, represented in person or by proxy, and voting at a duly held meeting at which a quorum is present shall be necessary to constitute such approval or authorization; PROVIDED, THAT, for any matter requiring shareholder approval for which the Company's articles of incorporation would require approval of two-thirds of the shares entitled to vote on the matter as a result of the adoption of such articles under the now-repealed Colorado Corporation Code, the vote required shall be a majority of the shares entitled to vote on the matter.

                                   EXHIBIT B
                        TEXT OF PROPOSED NEW ARTICLE IX


                                   ARTICLE IX

                        LIMITATION ON DIRECTOR LIABILITY

     A director of the Corporation shall not be personally liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that this provision shall not eliminate or limit the liability of a director to the Corporation or to its shareholders for monetary damages otherwise existing for (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders;
(ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7-108-403 of the Colorado Business Corporation Act; or (iv) any transaction from which the director directly or indirectly derived any improper personal benefit. If the Colorado Business Corporation Act is hereafter amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Colorado Business Corporation Act as so amended. Any repeal or modification of this Article IX shall not adversely affect any right or protection of a director of the corporation under this
Article IX as in effect immediately prior to such repeal or modification with respect to any liability that, but for this Article IX, would have accrued prior to such repeal or modification.

                                     EXHIBIT C
                           PRO FORMA FINANCIAL STATEMENTS

                                PRO FORMA FINANCIALS

                          OZO Diversified Automation, Inc.
                         Notes to Pro Forma Financial Statements
                                     (Unaudited)

Note 1 - Summary of Transaction and Basis of Presentation

The accompanying unaudited pro forma financial statements are presented to reflect the contemplated transaction between the Company and JOT Automation, Inc.

The accompanying pro forma balance sheet dated September 30, 1998, has been prepared to give effect to the transaction as if it had occurred on September 30, 1998. The accompanying unaudited pro forma statements of operation are presented as if the transaction had occurred at the beginning of each of the periods presented.

Note 2 - Pro Forma Adjustments

(a) assets and liabilities acquired by JOT Automation per the Asset Purchase Agreement

(b) gross cash proceeds from the asset sale to JOT Automation per the Asset Purchase Agreement

(c) repayment of liabilities not acquired by JOT Automation per the Asset Purchase Agreement

(d) payment of transaction expenses and sales taxes incurred executing the Asset Purchase Agreement

(e) reclassification of operating revenues and expenses to discontinued operations pursuant to Asset Purchase Agreement with JOT Automation, Inc.

(f) gain recognized on transaction with JOT Automation, Inc.

Note: no income tax expenses are anticipated, as the estimated gain from the sale is less than the current balance of the net tax loss carryforwards.

                        OZO DIVERSIFIED AUTOMATION, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                 FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1998
                                  (UNAUDITED)


                                                                  Pro Forma          Pro Forma
                                                 Historical      Adjustments         Adjusted
                                                 ----------      -----------         ---------
Net Sales                                        1,352,919       (1,352,919)(e)           --
Cost of Sales                                      802,615         (802,615)(e)           --
                                                 ---------        ---------          -------
Gross Profit                                       550,304         (550,304)              --

Operating Expenses:
  Marketing & Sales                                119,660         (119,660)(e)           --
  Research & Development                           105,421         (105,421)(e)           --
  General & Administrative                         341,168                           341,168
                                                 ---------        ---------          -------
                                                   566,249         (225,081)         341,168
                                                 ---------        ---------          -------
                                                   (15,945)        (325,223)        (341,168)

Other (Expense) Items:
  Interest expense                                 (24,340)           1,747 (e)      (22,593)
                                                                                          --
                                                                                          --
                                                 ---------        ---------          -------
                                                   (24,340)           1,747          (22,593)
                                                 ---------        ---------          -------
Income (loss) before Income Tax                    (40,285)        (323,476)        (363,761)
                                                                                          --
                                                                                          --
                                                 ---------        ---------          -------
Net Income (Loss) from Continuing Operations       (40,285)        (323,476)        (363,761)

Discontinued Operations:
  Income (loss) from discontinued operations
    (net of taxes)                                                 (323,476)(e)     (323,476)
  Gain (loss) from disposal of discontinued
    operations (net of taxes)                                       496,283 (f)      496,283
                                                 ---------        ---------          -------
Net Income (Loss)                                  (40,285)         496,283          455,998
                                                 ---------        ---------          -------
                                                 ---------        ---------          -------

Net Income (Loss) per Common Share                   (0.08)                             0.95

Net Income (Loss) per Common Share
  Assuming Dilution                                  (0.08)                             0.95

Weighted Average Common Shares Outstanding         480,942                           480,942

Weighted Average Common Shares Outstanding
  Assuming Dilution                                480,942                           480,942


Please see the accompanying notes to the pro forma financial statements.

                        OZO DIVERSIFIED AUTOMATION, INC.
                       PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                                  (UNAUDITED)


                                                                  Pro Forma          Pro Forma
                                                 Historical      Adjustments         Adjusted
                                                 ----------      -----------         ---------
Net Sales                                        2,715,991       (2,715,991)(e)           --
Cost of Sales                                    1,490,352       (1,490,352)(e)           --
                                                 ---------        ---------          -------
Gross Profit                                     1,225,639       (1,225,639)              --

Operating Expenses:
  Marketing & Sales                                255,964         (255,964)(e)           --
  Research & Development                           562,020         (562,020)(e)           --
  General & Administrative                         154,414                           154,414
                                                 ---------        ---------          -------
                                                   972,398         (817,984)         154,414
                                                 ---------        ---------          -------
                                                   253,241         (407,655)        (154,414)

Other (Expense) Items:
  Interest expense                                 (44,942)          14,915 (e)      (30,027)
  Provision for bad debts                          (79,109)          79,109 (e)           --
  Loss on disposition of assets                     (6,336)           6,336 (e)           --
                                                 ---------        ---------          -------
                                                  (130,387)         100,360          (30,027)
                                                 ---------        ---------          -------
Income (loss) before Income Tax                    122,854         (307,295)        (184,441)

Provision for Income Taxes                          15,689          (15,689)(e)
Tax Benefit of Operating Loss Carryforwards        (15,689)          15,689 (e)
                                                 ---------        ---------          -------
Net Income (Loss) from Continuing Operations       122,854         (307,295)        (184,441)


Discontinued Operations:
  Income (loss) from discontinued operations
    (net of taxes)                                                 (307,295)(e)     (307,295)
  Gain (loss) from disposal of discontinued
    operations (net of taxes)                                                             --
                                                 ---------        ---------          -------
                                                        --         (307,295)        (307,295)
                                                 ---------        ---------          -------
Net Income (Loss)                                  122,854               --          122,854
                                                 ---------        ---------          -------
                                                 ---------        ---------          -------

Net Income (Loss) per Common Share                    0.27                              0.27

Net Income (Loss) per Common Share
  Assuming Dilution                                   0.18                              0.18

Weighted Average Common Shares Outstanding         458,218                           458,218

Weighted Average Common Shares Outstanding
  Assuming Dilution                                693,218                           693,218


Please see the accompanying notes to the pro forma financial statements.

                        OZO DIVERSIFIED AUTOMATION, INC.
                            PRO FORMA BALANCE SHEET
                              SEPTEMBER 30, 1998
                                 (UNAUDITED)
                                   ASSETS


                                                                     Pro Forma     Pro Forma
                                                       Historical   Adjustments    Adjusted
CURRENT ASSETS
  Cash                                                      607         (607)(a)    456,391
                                                                     920,000 (b)
                                                                    (393,609)(c)
                                                                     (70,000)(d)
  Accounts and notes receivable, net                    131,296     (131,296)(a)         --
  Inventories                                           366,866     (366,866)(a)         --
  Prepaid expenses                                       11,215      (11,215)(a)         --
                                                        -------     ---------       -------
    Total Current Assets                                509,984      (53,593)       456,391

PROPERTY AND EQUIPMENT
  Manufacturing                                          40,391      (40,391)(a)         --
  Furniture & Fixtures                                   83,581      (83,581)(a)         --
  Capitalized Leases                                    204,814     (204,814)(a)         --
  Leasehold Improvements                                  5,010       (5,010)(a)         --
  Vehicle                                                10,820      (10,820)(a)         --
                                                        -------     ---------       -------
                                                        344,616     (344,616)            --

    Less accumulated depreciation                       199,302     (199,302)(a)         --
                                                        -------     ---------       -------
      Total Property and Equipment                      145,314     (145,314)            --

OTHER ASSETS
  Deferred Financing Costs                                2,255                       2,255
  Other                                                   2,859                       2,859
                                                        -------     ---------       -------
                                                          5,114           --          5,114
                                                        -------     ---------       -------
TOTAL ASSETS                                            660,412     (198,907)       461,505
                                                        -------     ---------       -------
                                                        -------     ---------       -------


                        OZO DIVERSIFIED AUTOMATION, INC.
                            PRO FORMA BALANCE SHEET
                              SEPTEMBER 30, 1998
                                 (UNAUDITED)
                    LIABILITIES AND SHAREHOLDER'S EQUITY


                                                                     Pro Forma     Pro Forma
                                                       Historical   Adjustments    Adjusted
CURRENT LIABILITIES
  Current portion of notes payable and
    Capitalized lease obligation                       $281,835      (41,835)(a)    240,000
                                                                    (240,000)(c)   (240,000)

  Accounts payable and accrued expenses                 149,902     (149,902)(a)         --
  Note payable - Bank                                    27,415      (27,415)(a)         --
  Note payable - Officer                                 78,609      (78,609)(c)         --
  Note payable - Director                                75,000      (75,000)(c)         --
                                                        -------     ---------       -------
    Total Current Liabilities                           612,761     (612,761)            --

LONG-TERM DEBT AND CAPITALIZED LEASE                     82,429      (82,429)(a)         --
                                                        -------     ---------       -------
    Total Liabilities                                   695,190     (695,190)            --
                                                        -------     ---------       -------
                                                        -------     ---------       -------

SHAREHOLDERS' EQUITY
  Preferred stock $0.10 par value, Authorized
    1,000,000 shares, Issued - none

  Common stock, $0.10 par value, Authorized              48,316                      48,316
    5,000,000 shares, Issued and
    outstanding - 483,164 (1998)
  Capital in excess of par value                      1,198,004                   1,198,004
  Accumulated deficit                                (1,281,098)     496,283       (784,815)
                                                                                         --
                                                                                         --
                                                     ----------     ---------     ---------
    Total Shareholders' (Deficiency) Equity             (34,778)     496,283        461,505
                                                     ----------     ---------     ---------
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY                660,412     (198,907)       461,505
                                                     ----------     ---------     ---------
                                                     ----------     ---------     ---------


Please see the accompanying notes to the pro forma financial statements.

                                     EXHIBIT D
                             DISSENTERS' RIGHTS STATUTE
                            ARTICLE 113, C.R.S. TITLE 7

              7-113-101.  DEFINITIONS. For purposes of this article:

(1) "Beneficial shareholder" means the beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring domestic or foreign corporation, by merger or share exchange of that issuer.

(3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under section 7-113-102 and who exercises that right at the time and in the manner required by part 2 of this article.

(4)  "Fair value", with respect to a dissenter's shares, means the value of the shares immediately before the effective date of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action except to the extent that exclusion would be inequitable.

(5)  "Interest" means interest from the effective date of the corporate action until the date of payment, at the average rate currently paid by the corporation on its principal bank loans or, if none, at the legal rate as specified in section 5-12-101, C.R.S.

(6)  "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent such owner is recognized by the corporation as the shareholder as provided in section 7-107-204.

(7)  "Shareholder" means either a record shareholder or a beneficial shareholder.

    7-113-102.  RIGHT TO DISSENT. (1)  A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any of the following corporate actions:

(a)  Consummation of a plan of merger to which the corporation is a party if:
      (I)  Approval by the shareholders of that corporation is required for the merger by section 7-111-103 or 7-111-104 or by the articles of incorporation; or  (II) The corporation is a subsidiary that is merged with its parent corporation under section 7-111-104;

(b)  Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

(c) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under section 7-112-102 (1); and

(d) Consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to section 7-112-102 (2).

(1.3)  A shareholder is not entitled to dissent and obtain payment, under subsection (1) of this section, of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or were held of record by more han two thousand shareholders, at the time of:

(a) The record date fixed under section 7-107-107 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

(b) The record date fixed under section 7-107-104 to determine shareholders entitled to sign writings consenting to the corporate action; or

(c)  The effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

(1.8) The limitation set forth in subsection (1.3) of this section shall not apply if the shareholder will receive for the shareholder's shares, pursuant to the corporate action, anything except:

(a)  Shares of the corporation surviving the consummation of the plan of merger or share exchange;

(b) Shares of any other corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal "Securities Exchange Act of 1934", as amended, or on the national market system of the national association of securities dealers automated quotation system, or will be held of record by more than two thousand shareholders;

                    (c)  Cash in lieu of fractional shares; or

   (d)  Any combination of the foregoing described shares or cash in lieu of fractional shares.

                (2)  (Deleted by amendment effective June 1, 1996.)

(2.5) A shareholder, whether or not entitled to vote, is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of a reverse split that reduces the number of shares owned by the shareholder to a fraction of a share or to scrip if the fractional share or scrip so created is to be acquired for cash or the scrip is to be voided under section 7-106-104.

(3) A shareholder is entitled to dissent and obtain payment of the fair value of the shareholder's shares in the event of any corporate action to the extent provided by the bylaws or a resolution of the board of directors.

(4) A shareholder entitled to dissent and obtain payment for the shareholder's shares under this article may not challenge the corporate action creating such entitlement unless the action is unlawful or fraudulent with respect to the shareholder or the corporation.

7-113-103. DISSENT BY NOMINEES AND BENEFICIAL OWNERS. (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in the record shareholder's name only if the record shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states such dissent and the name, address, and federal taxpayer identification number, if any, of each person on whose behalf the record shareholder asserts dissenters' rights. The rights of a record shareholder under this subsection (1) are determined as if the shares as to which the record shareholder dissents and the other shares of the record shareholder were registered in the names of different shareholders.

(2)  A beneficial shareholder may assert dissenters' rights as to the shares held on the beneficial shareholder's behalf only if:

(a) The beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

(b)  The beneficial shareholder dissents with respect to all shares beneficially owned by the beneficial shareholder.

(3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each such beneficial shareholder must certify to the corporation that the beneficial shareholder and the record shareholder or record shareholders of all shares owned beneficially by the beneficial shareholder have asserted, or will timely assert, dissenters' rights as to all such shares as to which there is no limitation on the ability to exercise dissenters' rights. Any such requirement shall be stated in the dissenters' notice given pursuant to section 7-113-203.

7-113-201. NOTICE OF DISSENTERS' RIGHTS. (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting, the notice of the meeting shall be given to all shareholders, whether or not entitled to vote. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this article and shall be accompanied by a copy of this article and the materials, if any, that, under articles 101 to 117 of this title, are required to be given to shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as provided by this subsection (1) shall not affect any action taken at the shareholders' meeting for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (1).

(2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section
  7-107-104, any written or oral solicitation of a shareholder to execute a writing consenting to such action contemplated in section 7-107-104 shall be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this article, by a copy of this article, and by the materials, if any, that, under articles 101 to 117 of this title, would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give notice as provided by this subsection
 (2) shall not affect any action taken pursuant to section 7-107-104 for which the notice was to have been given, but any shareholder who was entitled to dissent but who was not given such notice shall not be precluded from demanding payment for the shareholder's shares under this article by reason of the shareholder's failure to comply with the provisions of section 7-113-202 (2).

7-113-202. NOTICE OF INTENT TO DEMAND PAYMENT. (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is submitted to a vote at a shareholders' meeting and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (1), a shareholder who wishes to assert dissenters' rights shall:

(a) Cause the corporation to receive, before the vote is taken, written notice of the shareholder's intention to demand payment for the shareholder's shares if the proposed corporate action is effectuated; and

     (b)  Not vote the shares in favor of the proposed corporate action.

(2) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized without a meeting of shareholders pursuant to section
7-107-104 and if notice of dissenters' rights has been given to such shareholder in connection with the action pursuant to section 7-113-201 (2), a shareholder who wishes to assert dissenters' rights shall not execute a writing consenting to the proposed corporate action.

 (3)  A shareholder who does not satisfy the requirements of subsection (1) or
  (2) of this section is not entitled to demand payment for the shareholder's shares under this article.

7-113-203. DISSENTERS' NOTICE. (1) If a proposed corporate action creating dissenters' rights under section 7-113-102 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this article.

(2) The dissenters' notice required by subsection (1) of this section shall be given no later than ten days after the effective date of the corporate action creating dissenters' rights under section 7-113-102 and shall:

(a)  State that the corporate action was authorized and state the effective date or proposed effective date of the corporate action;

(b) State an address at which the corporation will receive payment demands and the address of a place where certificates for certificated shares must be deposited;

 (c) Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(d)  Supply a form for demanding payment, which form shall request a dissenter to state an address to which payment is to be made;

 (e) Set the date by which the corporation must receive the payment demand and certificates for certificated shares, which date shall not be less than thirty days after the date the notice required by subsection (1) of this section is given;

  (f)  State the requirement contemplated in section 7-113-103 (3), if such requirement is imposed; and

                  (g)  Be accompanied by a copy of this article.

   7-113-204. PROCEDURE TO DEMAND PAYMENT. (1) A shareholder who is given a dissenters' notice pursuant to section 7-113-203 and who wishes to assert dissenters' rights shall, in accordance with the terms of the dissenters'
                                      notice:

(a) Cause the corporation to receive a payment demand, which may be the payment demand form contemplated in section 7-113-203 (2) (d), duly completed, or may be stated in another writing; and

     (b)  Deposit the shareholder's certificates for certificated shares.

(2) A shareholder who demands payment in accordance with subsection (1) of this section retains all rights of a shareholder, except the right to transfer the shares, until the effective date of the proposed corporate action giving rise to the shareholder's exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of such corporate action.

(3)  Except as provided in section 7-113-207 or 7-113-209 (1) (b), the demand for payment and deposit of certificates are irrevocable.

  (4) A shareholder who does not demand payment and deposit the shareholder's share certificates as required by the date or dates set in the dissenters'
       notice is not entitled to payment for the shares under this article.

  7-113-205. UNCERTIFICATED SHARES. (1) Upon receipt of a demand for payment under section 7-113-204 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer thereof.

    (2) In all other respects, the provisions of section 7-113-204 shall be applicable to shareholders who own uncertificated shares.

  7-113-206. PAYMENT. (1) Except as provided in section 7-113-208, upon the effective date of the corporate action creating dissenters' rights under section
  7-113-102 or upon receipt of a payment demand pursuant to section 7-113-204, whichever is later, the corporation shall pay each dissenter who complied with section 7-113-204, at the address stated in the payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, the amount the corporation estimates to be the fair value of the dissenter's shares, plus accrued interest.

     (2)  The payment made pursuant to subsection (1) of this section shall be accompanied by:

  (a) The corporation's balance sheet as of the end of its most recent fiscal year or, if that is not available, the corporation's balance sheet as of the end of a fiscal year ending not more than sixteen months before the date of payment, an income statement for that year, and, if the corporation customarily provides such statements to shareholders, a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, which balance sheet and statements shall have been audited if the corporation customarily provides audited financial statements to shareholders, as well as the latest available financial statements, if any, for the interim or full-year period, which financial statements need not be audited;

(b)  A statement of the corporation's estimate of the fair value of the shares;

           (c)  An explanation of how the interest was calculated;

   (d)  A statement of the dissenter's right to demand payment under section
                                7-113-209; and

                          (e)  A copy of this article.

7-113-207. FAILURE TO TAKE ACTION. (1) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 does not occur within sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

 (2) If the effective date of the corporate action creating dissenters' rights under section 7-113-102 occurs more than sixty days after the date set by the corporation by which the corporation must receive the payment demand as provided in section 7-113-203, then the corporation shall send a new dissenters' notice, as provided in section 7-113-203, and the provisions of sections 7-113-204 to
                       7-113-209 shall again be applicable.

7-113-208.  SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER ANNOUNCEMENT OF
 PROPOSED CORPORATE ACTION. (1)  The corporation may, in or with the dissenters'
    notice given pursuant to section 7-113-203, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under section 7-113-102 and state that the dissenter shall certify in writing, in or with the dissenter's payment demand under section 7-113-204, whether or not the dissenter (or the person on whose behalf dissenters' rights are asserted) acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not so certify in writing, in or with the payment demand, that the dissenter or the person on whose behalf the dissenter asserts dissenters' rights acquired beneficial ownership of the shares before such date, the corporation may, in lieu of making the payment provided in section 7-113-206, offer to make such payment if the dissenter agrees to accept it in full satisfaction of the demand.

(2) An offer to make payment under subsection (1) of this section shall include or be accompanied by the information required by section 7-113-206 (2).

7-113-209.  PROCEDURE IF DISSENTER IS DISSATISFIED WITH PAYMENT OR OFFER. (1)  A
   dissenter may give notice to the corporation in writing of the dissenter's estimate of the fair value of the dissenter's shares and of the amount of interest due and may demand payment of such estimate, less any payment made under section 7-113-206, or reject the corporation's offer under section 7-113-208 and demand payment of the fair value of the shares and interest due, if:

(a) The dissenter believes that the amount paid under section 7-113-206 or offered under section 7-113-208 is less than the fair value of the shares or that the interest due was incorrectly calculated;

(b) The corporation fails to make payment under section 7-113-206 within sixty days after the date set by the corporation by which the corporation must receive the payment demand; or

  (c) The corporation does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by section
                                  7-113-207 (1).

  (2) A dissenter waives the right to demand payment under this section unless the dissenter causes the corporation to receive the notice required by subsection (1) of this section within thirty days after the corporation made or offered payment for the dissenter's shares.

 7-113-301. COURT ACTION. (1) If a demand for payment under section 7-113-209 remains unresolved, the corporation may, within sixty days after receiving the payment demand, commence a proceeding and petition the court to determine the fair value of the shares and accrued interest.  If the corporation does not commence the proceeding within the sixty-day period, it shall pay to each dissenter whose demand remains unresolved the amount demanded.

 (2) The corporation shall commence the proceeding described in subsection (1) of this section in the district court of the county in this state where the corporation's principal office is located or, if the corporation has no principal office in this state, in the district court of the county in which its registered office is located. If the corporation is a foreign corporation without a registered office, it shall commence the proceeding in the county where the registered office of the domestic corporation merged into, or whose shares were acquired by, the foreign corporation was located.

(3) The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unresolved parties to the proceeding commenced under subsection (2) of this section as in an action against their shares, and all parties shall be served with a copy of the petition. Service on each dissenter shall be by registered or certified mail, to the address stated in such dissenter's payment demand, or if no such address is stated in the payment demand, at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares, or as provided by law.

 (4) The jurisdiction of the court in which the proceeding is commenced under subsection (2) of this section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to such order. The parties to the proceeding are entitled to the same discovery rights as parties in other civil proceedings.

(5)  Each dissenter made a party to the proceeding commenced under subsection
(2) of this section is entitled to judgment for the amount, if any, by which the court finds the fair value of the dissenter's shares, plus interest, exceeds the amount paid by the corporation, or for the fair value, plus interest, of the dissenter's shares for which the corporation elected to withhold payment under section 7-113-208.

    7-113-302. COURT COSTS AND COUNSEL FEES. (1) The court in an appraisal proceeding commenced under section 7-113-301 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation; except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under section 7-113-209.

(2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

 (a) Against the corporation and in favor of any dissenters if the court finds the corporation did not substantially comply with the requirements of part 2 of this article; or

 (b) Against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

 (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to said counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefitted.

                          OZO DIVERSIFIED AUTOMATION, INC.
                          7450 EAST JEWELL AVENUE, SUITE A
                                  DENVER, CO 80231

PROXY        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints DAVID J. WOLENSKI and BRANTLEY J. HALSTEAD, or either one of them, as Proxy, each with the power to appoint his substitute, and hereby authorizes them to vote, as designated below, all of the shares of Common Stock of OZO Diversified Automation, Inc. held of record by the undersigned on December 31, 1998, at the Special Meeting of Shareholders to be held on March 1, 1999 and at any adjournments or postponements thereof.

1. On approval of the proposed sale of assets of the Company and change of the Company's name to RMMR, Inc. at the time the sale of assets becomes effective.

                    / / FOR             / / AGAINST              / / ABSTAIN

2. On approval of the reduction of the vote required by shareholders to approve asset dispositions, mergers, consolidations or exchanges, and any other matter which would require an amendment to the Company's Restated Articles of Incorporation, as amended, from two-thirds to a majority of the outstanding Common Stock

                    / / FOR             / / AGAINST              / / ABSTAIN

3. On adoption of a new Article IX to the Company's Restated Articles of Incorporation, as amended, to provide for the limitation of certain liabilities of the Company's directors to the Company and its shareholders as permitted under Section 7-108-402(1) of the Colorado Business Corporation Act.

                    / / FOR             / / AGAINST              / / ABSTAIN

4. In their discretion, the above-named Proxies are authorized to vote upon such other business as may properly come before the meeting.

       THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE APPROVAL OF ALL OTHER MATTERS.

     PLEASE SIGN EXACTLY AS NAME APPEARS BELOW. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, AS EXECUTOR, ADMINISTRATOR, TRUSTEE, OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

/s/
-------------------------------
Signature
                                           Date:                  ,1999
                                                -----------------

/s/
-------------------------------
Signature if held jointly


     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE